UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 27, 2016

CANCER GENETICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware 001-35817 04-3462475
(State or Other (Commission (IRS Employer
Jurisdiction of File Number) Identification No.)
Incorporation)

201 Route 17 North 2nd Floor, Rutherford, New Jersey 07070
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (201) 528-9200

____________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Chief Operating Officer

On June 27, 2016, the Company announced the appointment of John (Jay) Roberts, age 58, as the Company’s new Chief Operating Officer, Executive Vice President of Finance and Secretary, effective July 11, 2016.

Prior to joining us, from August 1, 2015 to June 30, 2016, Mr. Roberts served as the Chief Financial Officer for VirMedica, Inc., an innovative technology solutions company that provides an end-to-end platform that enables specialty drug manufacturers and pharmacies to optimize product commercialization and management. Prior to VirMedica, from August 1, 2011 to July 31, 2015, Mr. Roberts was the Chief Financial and Administrative Officer for AdvantEdge Healthcare Solutions, a global healthcare analytics and services organization. Prior to that, Mr. Roberts was the Chief Financial Officer and Treasurer for InfoLogix, Inc., a publicly-traded healthcare-centric mobile software and solutions provider. He has also held CFO roles at leading public medical device and healthcare services firms including Clarient, Inc., a publicly-traded provider of diagnostic laboratory services and Daou Systems, Inc., a publicly-traded healthcare IT software development and services firm. In addition, he has held key senior executive roles with MEDecision, Inc., HealthOnline, Inc., and the Center for Health Information.

Mr. Roberts earned a Bachelor of Science and a Master’s degree in Business Administration from the University of Maine. He is the Chairman of the Board of Directors for AdvantEdge Healthcare Solutions Private Limited, based in Bangalore, India, and a member of the Board of Directors and Chairman of the Finance Committee for the Drug Information Association.

The Company and Mr. Roberts are entering into an employment agreement that provides for Mr. Roberts' appointment as Chief Operating Officer, Executive Vice President of Finance and Secretary of the Company effective July 11, 2016 (the “Employment Agreement”). The Employment Agreement provides for, among other things, (i) an annual base salary of $300,000, and (ii) eligibility for an annual cash bonus of up to 35% of his base salary. Pursuant to the terms of the Employment Agreement and subject continued employment and the adoption of a new equity plan or amendment to increase the shares available for issuance under the Company’s current equity incentive plan, the Company will grant to Mr. Roberts an option to purchase 120,000 shares of the Company’s common stock. The Employment Agreement has an initial one year term and automatically renews for additional one-year terms.

The description of the Employment Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, which is filed as an exhibit to this Form 8-K.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits

As described above, the following exhibits are furnished as part of this report:

Exhibit 10.1 – Employment Agreement of John Roberts, dated June 27, 2016.
Exhibit 99.1 – Press release, dated June 27, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANCER GENETICS, INC.

By: /s/ Panna Sharma
Name: Panna Sharma
Title: Chief Executive Officer

Date:    June 30, 2016

EXHIBIT INDEX

Exhibit Number	Description
10.1	Employment Agreement of John Roberts, dated June 27, 2016.
99.1	Press release, dated June 27, 2016.